EXHIBIT 10(c)
APPLIED INDUSTRIAL TECHNOLOGIES, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT BENEFITS PLAN
(Post-2004 Terms)
TABLE OF CONTENTS

Section		Page
	ARTICLE I
	DEFINITIONS

1.1	Definitions	2
1.2	Construction	5

	ARTICLE II
	PARTICIPATION

2.1	Participants	6
2.2	Designation of Participants	6

	ARTICLE III
	SUPPLEMENTAL NORMAL RETIREMENT BENEFITS

3.1	Eligibility	7
3.2	Amount	7
3.3	Payment	7

	ARTICLE IV
	SUPPLEMENTAL EARLY RETIREMENT BENEFITS

4.1	Eligibility	8
4.2	Amount	8
4.3	Payment	8

	ARTICLE V
	SUPPLEMENTAL DISABILITY BENEFITS

5.1	Eligibility	9
5.2	Amount	9
5.3	Payment	9
5.4	Termination and Adjustment of Supplemental Disability Benefits	10
5.5	Medical Examinations	10

	ARTICLE VI
	SUPPLEMENTAL DEFERRED RETIREMENT BENEFITS

6.1	Eligibility	12
6.2	Amount	12
6.3	Payment	12

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT BENEFITS PLAN
(Post-2004 Terms)
          WHEREAS, the Applied Industrial Technologies, Inc. Supplemental Executive Retirement Benefits Plan (formerly known as the Bearings, Inc. Supplemental Executive Retirement Benefits Plan and hereinafter referred to as the “Plan”) was established on January 21, 1988, by Bearings, Inc., the predecessor to Applied Industrial Technologies, Inc. (hereinafter referred to as the “Company”) for the benefit of certain officers and key executives; and
          WHEREAS, the Plan was most recently restated as of January 1, 2002 and amended subsequently on August 6, 2004; and
          WHEREAS, in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended (hereinafter referred to as “Section 409A”) and to facilitate the administration of certain nonqualified deferrals thereunder, the Plan is hereby bifurcated effective January 1, 2005, into two parts; namely, one part which shall consist of the Plan, as in effect on October 3, 2004, and which is hereby frozen and shall not be modified except as permitted under Section 409A so as to preserve the grandfathered status of vested deferrals thereunder (hereinafter referred to as the “Frozen Terms”), and the second part which shall consist of the post-2004 terms of the Plan, as amended effective January 1, 2005, for compliance with Section 409A (hereinafter referred to as the “Post-2004 Terms”); and
          WHEREAS, Plan benefits accrued or vested after December 31, 2004, and before the Plan was bifurcated, have been made and administered in good faith in accordance with the requirements of Section 409A;
          NOW THEREFORE, effective January 1, 2005, the Post-2004 Terms of the Plan are hereinafter set forth.

ARTICLE I
DEFINITIONS
          1.1 Definitions. For purposes of the Plan, each of the following words and phrases shall have the meaning hereinafter set forth unless a different meaning is clearly required by the context:
     (1) The term “Accrued Portion” of a Participant’s supplemental normal retirement benefit determined as of any given date occurring prior to his Normal Retirement Date shall mean the amount of such Participant’s supplemental normal retirement benefit determined pursuant to the provisions of Section 3.2, based upon his Highest Monthly Final Average Compensation and years of Service on such date.
     (2) The term “Affiliate” shall mean any member of a controlled group of corporations (as determined under Section 414(b) of the Code) of which the Company is a member; any member of a group of trades or businesses under common control (as determined under Section 414(c) of the Code) with the Company; any member of an affiliated service group (as determined under Section 414(m) of the Code) of which the Company is a member; and any other entity which is required to be aggregated with the Company pursuant to the provisions of Section 414(o) of the Code.
     (3) The term “Affiliated Group” shall mean the group of entities which are Affiliates.
     (4) The term “Beneficiary” shall mean the person or persons who is designated by a Participant to receive a death benefit under the Plan pursuant to the provisions of Article IX.
     (5) The term “Board” shall mean the Board of Directors of the Company.
     (6) The term “Cause” shall mean (i) the conviction of, or pleading guilty by, a Participant to a felony or a misdemeanor involving moral turpitude; (ii) the commission of an act of fraud, dishonesty or theft, or (iii) the commission of any other intentional act (or failure to act) which is not in the best interests of the Company, specifically including, but not limited to, those actions (or failures) which the Company has previously notified the Participant in writing are contrary to the best interests of the Company.
     (7) The term “Change of Control” shall mean a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company that constitutes a “change in control” under Section 409A.

     (8) The term “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.
     (9) The term “Company” shall mean Applied Industrial Technologies, Inc., its corporate successors, and the surviving corporation resulting from any merger of Applied Industrial Technologies, Inc. with any other corporation or corporations.
     (10) The term “Compensation” shall mean the total wages which are paid to or on behalf of a Participant during a calendar year by an Affiliate for services rendered as a common law employee, including base salary, annual incentive compensation, commissions, bonuses, any base salary and annual incentive amounts deferred under any non-qualified deferred compensation program of an Affiliate, and any elective contributions that are made on behalf of such Participant under any plan maintained by an Affiliate and that are not includible in gross income under Section 125, 129, or 402(e)(3) of the Code, but excluding moving or educational reimbursement expenses, amounts realized from the exercise of stock options, any long term incentive compensation including, but not limited to, restricted stock, performance grants and stock appreciation rights, severance benefits, and imputed income attributable to any fringe benefit.
     (11) The term “Comprehensive Plan” shall mean the Applied Industrial Technologies, Inc. Deferred Compensation and Supplemental Benefit Plan (formerly known as the Bearings, Inc. Comprehensive Deferred Compensation and Supplemental Benefit Plan).
     (12) The term “Disability” or “Disabled” shall mean a condition of a Participant that meets the requirements of Section 409A Disability or Own Occ Disability.
     (13) The term “Election Form” shall mean the form which may be electronic, telephonic or hard copy and on which a Participant elects the time and manner of payment of his Plan benefits in accordance with the provisions of Section 409A.
     (14) The term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such action.
     (15) The term “Executive Officer” shall mean an officer of the Company as defined by Rule 3b-7 of the Securities Exchange Act of 1934, as amended.
     (16) The term “Former Employer Plan” shall mean any defined benefit plan, program or arrangement (qualified or non-qualified) maintained by a former employer of a Participant and pursuant to which a Participant is, or ever was, eligible to receive retirement income.
     (17) The term “Frozen Benefit” shall mean the Accrued Portion of the supplemental normal retirement benefit of a Participant who had attained age 55 and was credited with at least ten years of Service as of December 31, 2004, determined under the provisions of the Frozen Terms on such date.
     (18) The term “Frozen Terms” shall mean the terms of the Plan as in effect on October 3, 2004.
     (19) The term “Highest Monthly Final Average Compensation” shall mean 1/12th of the average of the Compensation of a Participant for any three calendar years during the last ten calendar years of his employment with the Affiliated Group in which the Participant had the greatest Compensation; provided, however, that if a Participant did not receive Compensation for at least three calendar years, his Highest Monthly Final Average Compensation shall be determined by dividing his average Compensation for the calendar years in which he was employed by the Affiliated Group by 12.
     (20) The term “Normal Retirement Date” shall mean the date on which a Participant attains 65 years of age.
     (21) The term “Own Occ Disability” shall mean the incapacity of a Participant due to any physical or mental condition that is incurred while an Executive Officer and that results in the Participant being unable to perform the duties of his most recent position with the Affiliated Group and thereafter shall mean such continued incapacity so that the Participant is prevented from resuming the duties and responsibilities of his most recent position with the Affiliated Group or from obtaining a comparable position with another employer.
     (22) The term “Participant” shall mean, for purposes of the Post-2004 Terms, an Executive Officer who is designated to participate in the Plan pursuant to the provisions of Article II of the Plan.
     (23) The term “Plan” shall mean the Applied Industrial Technologies, Inc. Supplemental Executive Retirement Benefits Plan which, effective as of January 1, 2005, shall consist of the Frozen Terms and the Post-2004 Terms, and which is part of the Comprehensive Plan and listed on Exhibit A attached thereto. The Frozen Terms shall be determinative solely with respect to Frozen Benefits and the payment thereof. The Post-2004 Terms shall govern all other provisions of the Plan, including Plan benefits accrued or vested on and after January 1, 2005.
     (24) The term “Post-2004 Terms” shall mean the part of the bifurcated Plan that contains the provisions of the Plan effective on January 1, 2005 to comply with Section 409A and as may be amended after such date from time to time.

     (25) The term “Primary Social Security Benefit” shall mean the monthly benefit which a Participant would be entitled to receive as a primary insurance amount under the U.S. Social Security Act, as amended, and in effect (and at the rate in effect) on the January 1 coincident with or next preceding the date his Service under the Plan ceases (regardless of any retroactive changes made by legislation enacted after said January 1) under the assumptions described below (whether he applies for such benefit or not, and even though he may lose part or all of such benefit for any reason). The amount of said Primary Social Security Benefit shall be estimated and computed by the Company for the purposes of the Plan on the assumption that such Participant shall have no further employment or Compensation after the date his Service under the Plan ceases and that his benefit commences at the later of his 62nd birthday or the date his Service under the Plan ceases.
     (26) The term “Section 409A” shall mean Section 409A of the Code and the Treasury regulations and rulings thereunder.
     (27) The term “Section 409A Disability” shall mean a condition of a Participant that constitutes a “disability” under Section 409A, including a determination by the Social Security Administration that such Participant is totally disabled.
     (28) The term “Separation from Service” shall mean the termination of the employment of a Participant with the Company and all Affiliates for any reason other than death; provided, however, that a Company-approved leave of absence shall not be considered a termination of employment if the leave does not exceed six months, or if longer, so long as the Participant’s right to reemployment is provided either by statute or by contract. Notwithstanding the foregoing, whether a Participant has incurred a Separation from Service shall be determined in accordance with Section 409A.
     (29) The term “Service” shall mean the aggregate period of time that a Participant is employed as a common law employee by the Company and any Affiliate or for which he is given credit pursuant to the provisions of Section 2.2.
     (30) The term “Specified Employee” shall mean a key employee of the Company who is deemed a specified employee under Section 409A.
     1.2 Construction. Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural, the plural to include the singular, the masculine to include the feminine, and the feminine to include the masculine.

ARTICLE II
PARTICIPATION
          2.1 Participants. Each Executive Officer of the Company who was participating in the Plan under the Frozen Terms as of December 31, 2004, and who continues to be an active Executive Officer of the Company shall continue to be a Participant in the Plan under the Post-2004 Terms as of January 1, 2005. Any Executive Officer of the Company who was not participating in the Plan under the Frozen Terms as of December 31, 2004, and who becomes an Executive Officer of the Company on or after January 1, 2005, and who is designated as a Participant pursuant to the provisions of Section 2.2, shall become a Participant in the Plan under the Post-2004 Terms as of the date of such designation. Each Executive Officer shall be considered a Specified Employee and shall be subject to the rules relating to Specified Employees under Section 409A.
          2.2 Designation of Participants. The designation of an Executive Officer of the Company as a Participant shall be made by action of the Board or the Executive Organization & Compensation Committee of the Board. In addition, the Board or the Executive Organization & Compensation Committee of the Board may award Service credit, not in excess of five years, to any Executive Officer of the Company at the time of such designation.

ARTICLE III
SUPPLEMENTAL NORMAL RETIREMENT BENEFITS
          3.1 Eligibility. Any Participant, who incurs a Separation from Service on or after his Normal Retirement Date and who is credited with at least five years of Service as an Executive Officer, shall be eligible to receive a supplemental normal retirement benefit determined in accordance with the provisions of Section 3.2.
          3.2 Amount. Subject to the provisions of Article VIII and except as specifically provided otherwise in this Section 3.2, the supplemental normal retirement benefit of an eligible Participant shall be equal to 45 percent of his Highest Monthly Final Average Compensation, reduced by 1/20th for each full year that his years of Service are less than 20 and further reduced by his Frozen Benefit, if any, as well as the actuarial equivalency of any supplemental awards paid to a Participant under the Applied Industrial Technologies, Inc. Vice President Supplemental Incentive Plan. Notwithstanding the foregoing, except as provided in Article VIII, in the event that D. L. Pugh is credited with at least 10 years of Service under the Plan, including Service credited in the event of a Change of Control under Article VIII, his supplemental normal retirement benefit shall be equal to 60 percent of his Highest Monthly Final Average Compensation reduced by the monthly benefit payable to him at age 65 in a single life form under all Former Employer Plans and then reduced further by 50 percent of his monthly Primary Social Security Benefit.
          3.3 Payment. Subject to the provisions of Article VIII, the payment of the supplemental normal retirement benefit determined under the provisions of Section 3.2 to an eligible Participant shall be made pursuant to the provisions of Article VII.

ARTICLE IV
SUPPLEMENTAL EARLY RETIREMENT BENEFITS
          4.1 Eligibility. Any Participant who incurs a Separation from Service prior to his Normal Retirement Date, but after: (i) attaining age 55, (ii) being credited with at least 10 years of Service and (iii) being credited with at least five years of Service as an Executive Officer, shall be eligible to receive a supplemental early retirement benefit determined in accordance with the provisions of Section 4.2.
          4.2 Amount. The supplemental early retirement benefit payable to an eligible Participant shall be equal to the Accrued Portion of his monthly supplemental normal retirement benefit determined in accordance with the provisions of Section 3.2 on the date of his Separation from Service, reduced by .4166% for each full month that actual commencement of such benefit precedes his Normal Retirement Date. Therefore, in the event that the payment of any supplemental early retirement benefit is delayed in order to comply with the six-month delay rule applicable to a Participant who is a specified employee under Section 409A, the amount of such benefit shall be determined hereunder using the date on which the delayed benefit begins to be paid to such Participant.
          4.3 Payment. Subject to the provisions of Article VIII, the payment of a supplemental early retirement benefit determined under the provisions of Section 4.2 shall be made to an eligible Participant pursuant to the provisions of Article VII.

ARTICLE V
SUPPLEMENTAL DISABILITY BENEFITS
          5.1 Eligibility. Any Participant who incurs a Separation from Service due to Disability after being credited with at least five years of Service as an Executive Officer, shall be eligible to receive a monthly supplemental disability benefit determined in accordance with the provisions of Section 5.2.
          5.2 Amount. The monthly supplemental disability benefit of an eligible Disabled Participant shall be an amount which when added to any long term disability benefits payable to such Participant under any other plan or program maintained by an Affiliate (regardless of the source of contributions and converted, if necessary, into a monthly benefit for purposes hereunder) equals 60% of such Disabled Participant’s Highest Monthly Final Average Compensation.
          5.3 Payment. Subject to the provisions of Section 5.4 and Article VIII, a monthly supplemental disability benefit shall be paid to an eligible Disabled Participant who incurs a Section 409A Disability commencing 180 days after the onset of a Participant’s Disability and shall be payable monthly thereafter until the earlier of (i) the Participant’s Normal Retirement Date, or (ii) the Participant’s death. Subject to the provisions of Section 5.4 and Article VIII, a monthly supplemental disability benefit shall be paid to an eligible Disabled Participant who incurs an Own Occ Disability (but not a Section 409A Disability) as of the first day of the seventh month following such Participant’s Separation from Service due to Disability; provided, however, that if any payments to which the Participant would have been entitled during the first six months following the date of his Separation from Service if he had a Section 409A Disability shall be accumulated and paid to such Participant on the first day of the seventh month following his Separation from Service. Upon attaining Normal Retirement Date, any such Disabled Participant shall be entitled to receive a supplemental normal retirement benefit determined in accordance with the provisions of Section 3.2, based upon his years of Service and Highest Monthly Final Average Compensation as

of the time of his Separation from Service due to his Disability, and payable in accordance with the provisions of Section 3.3.
          5.4 Termination and Adjustment of Supplemental Disability Benefits. Monthly supplemental disability benefits being paid to a Participant shall terminate if prior to the Participant’s Normal Retirement Date, such Participant no longer has an Own OCC Disability. In addition, monthly supplemental disability benefits being paid to a Participant shall be reduced in the manner set forth below, if prior to the Participant’s Normal Retirement Date, such Participant engages in regular gainful employment and earns income.
          (a) Determine Loss of Income by subtracting the monthly income earned by the Participant from the Participant’s Highest Monthly Final Average Compensation used under Section 5.2.
          (b) Determine the percentage of such Loss of Income by dividing the amount calculated in (a) above by the Participant’s Highest Monthly Final Average Compensation.
          (c) Determine the amount of the reduced supplemental disability benefit as follows:

Percentage of Loss of Income	Supplemental Disability Benefit
[(b) above]	[(c) above]

75% or more	Section 5.2 Benefit

20% - 74%	Section 5.2 Benefit times Percentage of Loss of Income

Under 20%	- $0 - No Supplemental Disability Benefit Payable
          5.5 Medical Examinations. The Company may, in its discretion, require a Participant who is applying for a monthly supplemental disability benefit or who is receiving a monthly supplemental disability benefit to submit to such medical examinations as it may deem reasonably necessary; provided, however, that no Participant shall be required to undergo such examinations more than once a year. In the event a Participant refuses to submit to any such examination, his monthly supplemental disability benefit shall be suspended by the Company.

ARTICLE VI
SUPPLEMENTAL DEFERRED RETIREMENT BENEFITS
          6.1 Eligibility. Any Participant who incurs a Separation from Service prior to attainment of age 55 for reasons other than Cause or Disability, but after being credited with at least ten years of Service, five of which were credited while an Executive Officer, shall be eligible to receive upon attainment of age 65 (or a Change in Control, if earlier) a supplemental deferred retirement benefit determined in accordance with the provisions of Section 6.2.
          6.2 Amount. The supplemental deferred retirement benefit of an eligible Participant shall be equal to 25% of the Accrued Portion of his supplemental normal retirement benefit determined in accordance with the provisions of Section 3.2 on the date of his Separation from Service.
          6.3 Payment. Subject to the provisions of Article VIII, the payment of the supplemental deferred retirement benefit determined under the provisions of Section 6.2 shall be made to an eligible Participant pursuant to the provisions of Section 7.2.

ARTICLE VII
PAYMENT OF BENEFITS
          7.1 Payment of Supplemental Normal and Early Retirement Benefits. The supplemental normal or early retirement benefit payable to an eligible Participant pursuant to the provisions of Section 3.3 or 4.3, respectively, shall be determined pursuant to Section 3.2 or 4.2, respectively, and paid to such eligible Participant pursuant to Option A, B, C or D as set forth below and indicated on the Election Form of such Participant; provided, however, if a Participant has elected to receive his supplemental normal or early retirement benefit pursuant to Option E, the present value of his supplemental normal or early retirement benefit shall be determined under the provisions of Section 7.6 and shall be paid under the provisions of Option E.
     Option A. A single life annuity for the life of the Participant.
     Option B. A reduced monthly supplemental retirement benefit payable to such Participant for his lifetime following his Separation from Service with the continuance of a monthly benefit equal to one-half of such reduced amount after his death to his Contingent Annuitant during the lifetime of the Contingent Annuitant, provided that such Contingent Annuitant is living at the time such Participant’s benefit commences.
     Option C. A reduced monthly supplemental retirement benefit payable to such Participant for his lifetime following his Separation from Service with the continuance of a monthly benefit equal to three-quarters of such reduced amount after his death to his Contingent Annuitant during the lifetime of the Contingent Annuitant, provided such Contingent Annuitant is living at the time such Participant’s benefit commences.
     Option D. A reduced monthly supplemental retirement benefit payable to such Participant for his lifetime following his Separation from Service with the continuance of a monthly benefit equal to such reduced amount after his death to his Contingent Annuitant during the lifetime of the Contingent Annuitant, provided such Contingent Annuitant is living at the time such Participant’s benefit commences.
     Option E. Substantially equal installment payments for a specified number on his Election Form, not to exceed ten, but in no event less than a minimum of three (five for any Participant who at the time of his Separation from Service is or was the Chairman or the Chief Executive Officer of the Company). Due to the six-month delay rule applicable to specified employees under Section 409A, the initial installment payment shall be made on the first day of the seventh month following the date that the Participant incurs a Separation from Service. The remaining installment payments shall be made on the first day of the succeeding fiscal years of the Company after the fiscal year in which the first installment payment is made to the Participant. In addition, the portion of a benefit which is payable after the initial installment payment is made to a Participant shall accrue interest until paid in accordance with the foregoing provisions at the applicable interest rate under Section 417(e)(3) of the Code utilized by the actuary to calculate the present value of such Participant’s supplemental normal or early retirement benefit pursuant to the provisions of Section 7.6.
          7.2 Payment of Supplemental Deferred Retirement Benefits. The present value of the supplemental deferred retirement benefits payable to an eligible Participant pursuant to the provisions of Section 6.3 shall be determined pursuant to Sections 6.2 and 7.6 and paid to such eligible Participant in three substantially equal payments with the first payment being made on the first day of the fiscal year of the Company following the Participant’s attainment of age 65. The remaining two payments shall be made on the first of the next two succeeding fiscal years of the Company after the fiscal year in which the first payment is made to such Participant. In addition, the portion of a benefit which is payable after the initial installment payment is made to a Participant shall accrue interest until paid in accordance with the foregoing provisions of this Section 7.2 at the applicable interest rate under Section 417(e)(3) of the Code utilized by the actuary to calculate the present value of such Participant’s supplemental deferred retirement benefits under Section 7.6.
          7.3 Changing Time or Form of Payment. A Participant may elect to delay payment or to change the form of payment if all the following conditions are met:
          (i) Such election will not take effect until at least twelve months after the date on which the election is made; and
          (ii) The payment with respect to which such election is made is deferred for a period of not less than five years from the date such payment would otherwise be made; and
          (iii) Any election for a “specified time (or pursuant to a fixed schedule)” within the meaning of Section 409A(a)(2)(A)(iv) of the Code, may not be made less than twelve months prior to the date of the first scheduled payment.
To the extent permitted under Section 409A, installment payments shall be treated as a single payment.

          7.4 Acceleration of Distributions. Except as provided in Articles VIII or IX or in Section 7.3 and as permitted under Section 409A, no acceleration of the time or form of payment of any supplemental retirement benefit under the Plan shall be permitted.
          7.5 Deduction Limitation. To the extent allowed under Section 409A, the following described limitation on a distribution that is otherwise payable pursuant to the provisions of the Post-2004 Terms shall be applicable. If the Company determines in good faith that there is a reasonable likelihood that a distribution under the Post-2004 Terms would not be deductible by the Company when paid solely by reason of the limitation under Section 162(m) of the Code, the Company may defer that amount of the distribution to the extent deemed necessary to ensure deductibility; provided, however, that such deduction limitation shall not be applied to any distribution made after a Change in Control; and provided further, that the amounts deferred (and amounts credited thereon) because of Section 162(m) shall be distributed to the Participant (or Beneficiary in the event of the Participant’s death) at the earlier of (i) the earliest possible date that it is deductible, or (ii) a Change in Control. Any amounts deferred pursuant to such deduction limitation shall continue to be credited with interest at the rate under Section 417(e)(3) of the Code for the January immediately preceding the month in which the supplemental retirement benefit of the Participant was to (or actually did) commence.
          7.6 Actuarial Factors. The present value of the supplemental normal or early retirement benefits of a Participant that are payable under the Plan pursuant to the provisions of Section 7.1 shall be determined by using the applicable interest rate and applicable mortality table specified under Section 417(e)(3) of the Code for the January immediately preceding the month in which the Participant incurs a Separation from Service. The present value of the supplemental deferred retirement benefits of a Participant that are payable under the Plan pursuant to the provisions of Section 7.2 shall be determined by using the applicable interest rate and applicable mortality table specified under Section 417(e)(3) of the Code for the January immediately preceding the month in which such supplemental deferred retirement benefit of the Participant is to commence to be paid. The present value of supplemental normal, early and deferred retirement benefits of

Participants that are payable under Section 8.2 shall be determined by using the applicable interest rate and applicable mortality table specified under Section 417(e)(3) of the Code for the January immediately preceding the month in which such present value is to be paid. Actuarial equivalency under the Plan (except for the calculation of the present value of benefits for purposes of Sections 7.1, 7.2 and 8.2) shall be determined using the actuarial factors utilized to determine the Company’s projected benefit obligations under FAS 87 for the fiscal year in which such benefit is to commence to be paid.
          7.7 Cessation of Payments Due to Competition. Except in the event of a Change of Control, each payment of supplemental retirement benefits under the Plan to a Participant shall be subject to the condition that the Participant has not engaged in Competition with the Affiliated Group, as defined in Section 7.8 below, at any time prior to the date of such payment.
          7.8 Competition. Competition for purposes of the Plan shall mean assuming an ownership position or a position as an employee, consultant, agent, or director with a business engaged in the manufacture, processing, purchase, sale, design, or distribution of the same products manufactured, sold, designed, or distributed by an Affiliate during the calendar year prior to the date of termination of the Participant’s employment; provided, however, that in no event shall ownership of less than two percent of the outstanding capital stock entitled to vote for the election of directors of a corporation with a class of equity securities held of record by more than 500 persons in itself be deemed Competition; and provided further, that all of the following events shall have taken place:
          (i) The Board shall have given written notice to the Participant that, in the opinion of the Board, the Participant is engaged in Competition within the meaning of the foregoing provisions of this Section 7.8, specifying the details thereof;
          (ii) The Participant shall have been given a reasonable opportunity, upon receipt of such notice, to appear before and to be heard by the Board with respect to his views regarding the opinion of the Board that the Participant engaged in competition;
          (iii) The Board shall have given written notice to the Participant that the Board determined that the Participant is engaged in Competition; and

          (iv) The Participant neither shall have ceased to engage in such Competition within 30 days from his receipt of notice of such determination nor shall have taken all reasonable steps to that end during such 30-day period and thereafter.
          7.9 Taxes. In the event any taxes are required by law to be withheld or paid from any payments under the Plan, the Committee shall cause such amounts to be withheld from other income or from such payments and shall transmit the withheld amounts to the appropriate taxing authority.

ARTICLE VIII
CHANGE IN CONTROL
          8.1 Eligibility for Supplemental Retirement Benefit. In the event of a Change of Control and regardless of any Service or age requirement otherwise applicable under the Plan as well as the provisions of Article VII, each Participant who is employed by an Affiliate or who is Disabled, or who has separated from service with the Affiliated Group and is eligible for a supplemental deferred retirement benefit, shall be eligible to receive a supplemental retirement benefit determined in accordance with the provisions of Section 8.2 and paid pursuant to the provisions of Section 8.3 in lieu of any other benefit under the Plan.
          8.2 Computation of Benefits Upon a Change of Control. In the event of a Change of Control, the supplemental retirement benefit of an eligible Participant who is employed by an Affiliate or who is Disabled shall be equal to the Accrued Portion of his supplemental normal retirement benefit determined in accordance with the provisions of Section 3.2; provided, however, that for purposes of calculating such supplemental retirement benefit, each Participant who has not yet attained age 65 shall be credited with additional years of Service and age equal to one-half of the difference between 65 and his age on the date of such Change of Control, but not in excess of 10; and provided further, that notwithstanding the foregoing, in no event shall D. L. Pugh be credited with less than 10 years of Service for purposes of Section 3.2 or be deemed to be less than age 60 for purposes of Section 4.2. In addition, in the event of a Change of Control, the supplemental retirement benefit of a Participant who has separated from service with the Affiliated Group and who is eligible for a supplemental deferred retirement benefit shall be to his benefit determined under Section 6.2.
          8.3 Payment of Benefits Upon a Change of Control. Except as otherwise provided in this Section 8.3, any supplemental retirement benefit which is calculated under Section 8.2 shall be paid in a single sum determined using the actuarial factors and interest rate set forth in Section 7.6. Moreover, in the event of a Change of Control, each Participant and each Contingent Annuitant of a deceased Participant, who is receiving supplemental retirement benefits under the Plan, shall receive the actuarial present value of future payments of such benefits in a single sum determined pursuant to the provisions of Section 7.6. Any such single sum payment payable under this Section 8.3 shall be made to an eligible Participant or an eligible Contingent Annuitant as soon as reasonably practicable but in no event later than 30 days after such Change of Control.

ARTICLE IX
DEATH BENEFITS
          9.1 Designation of Beneficiary. Each Participant may designate a Beneficiary to whom death benefits determined in accordance with the provisions of Section 9.2 shall be payable. In the event a Participant does not designate a Beneficiary or the designated Beneficiary of a Participant does not survive the Participant, then the Beneficiary of such Participant shall be the estate of such Participant. If any Beneficiary designated hereunder dies after becoming entitled to receive a distribution from the Plan and before such distribution is made to him in full, and if no other person or persons have been designated to receive such distribution upon the happening of such contingency, the estate of such deceased Beneficiary shall become the Beneficiary as to such distribution.
          9.2 Death Benefit. Upon the death of a Participant to whom supplemental normal, early, or deferred retirement benefits under the Plan have not yet commenced to be paid or upon the death of a Participant to whom supplemental normal, early, or deferred retirement benefits under the Plan have commenced to be paid, the Beneficiary of such Participant shall receive the present actuarial equivalent of the Accrued Portion of the Participant’s supplemental normal, early, or deferred retirement benefit as of the earlier of the date benefits under the Plan commenced to be paid to the Participant or his death minus the aggregate benefit payments, if any, made to such Participant under the Plan. Any such death benefit shall be determined pursuant to the provisions of Section 7.6 and paid in a single sum as soon as reasonably possible. Notwithstanding the foregoing provisions of this Article IX, no death benefit shall be reduced due to the payment of supplemental disability benefits under the Plan.

ARTICLE X
ADMINISTRATION
          10.1 Authority of the Company. The Company shall be responsible for the general administration of the Plan, for carrying out the provisions hereof, and for making, or causing a grantor trust to make, any required supplemental benefit payments under the Plan. The Company shall have all such powers as may be necessary to carry out the provisions of the Plan, including the power to determine all questions relating to eligibility for and the amount of any supplemental retirement benefit and all questions pertaining to claims for benefits and procedures for claim review; to resolve all other questions arising under the Plan, including any questions of construction; and to take such further action as the Company shall deem advisable in the administration of the Plan. The Company may delegate any of its powers, authorities, or responsibilities for the operation and administration of the Plan to any person or committee so designated in writing by it and may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The actions taken and the decisions made by the Company hereunder shall be final and binding upon all interested parties.
          10.2 Claims Procedure. Generally benefits shall be paid under the Post-2004 Terms without the necessity of filing a claim. A Participant, Beneficiary, or other person who believes he is entitled to a benefit under the Post-2004 Terms (hereinafter referred to as the “Claimant”) may file a written claim with the Company. A claim must state with specificity the determination desired by the Claimant.
          The Company shall consider the Claimant’s claim within a reasonable time, but no later than 90 days of receipt of the claim. If the Company determines that special circumstances require an extension of time for processing the claim, the Company shall notify the Claimant in writing of the extension before the end of the initial 90-day period and the written notice shall indicate the special circumstances requiring an extension of time and the date by which the Company expects to make a decision. The extension of time shall not exceed 90 days from the end of the initial 90-day period.

          The Company shall notify the Claimant (in writing or electronically) that a determination has been made and that the claim is either allowed in full or denied in whole or in part. If the claim is denied in whole or in part, the Company shall notify (in writing or electronically) such Claimant or an authorized representative of the Claimant, as applicable, of any adverse benefit determination within 90 days of receipt of the claim. Any adverse benefit determination notice shall describe the specific reason or reasons for the denial, refer to the specific Plan provisions on which the determination was based, describe any additional material or information necessary for the Claimant to perfect his claim and explain why that material or information is necessary, describe the Plan’s review procedures and the time limits applicable to those procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial upon review. If the notification is made electronically, it must comply with applicable Department of Labor Regulations.
          Upon receipt of an adverse benefit determination, a Claimant may, within 60 days after receiving notification of that determination, submit a written request asking the Board to review the Claimant’s claim. Each Claimant, when making his request for review of his adverse benefit determination, shall have the opportunity to submit written comments, documents, records, and any other information relating to the claim for benefits. Each Claimant shall also be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to such Claimant’s claim for benefits. The review shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, regardless of whether the information was submitted or considered in the initial benefit determination. If a Claimant does not submit his request for review in writing within the 60-day period described above, his claim shall be deemed to have been conclusively determined for all purposes of the Plan and the adverse benefit determination will be deemed to be correct.
          If the Claimant submits in writing a request for review of the adverse benefit determination within the 60-day period described above, the Board (or its designee) shall notify

(in writing or electronically) him of its determination on review within a reasonable period of time but not later than 60 days from the date of receipt of his request for review, unless the Board (or its designee) determines that special circumstances require an extension of time. If the Board (or its designee) determines that an extension of time for processing a Claimant’s request for review is required, the Board (or its designee) shall notify him in writing before the end of the initial 60-day period and inform him of the special circumstances requiring an extension of time and the date by which the Board (or its designee) expects to render its determination on review. The extension of time will not exceed 60 days from the end of the initial 60-day period.
          If the Board (or its designee) confirms the adverse benefit determination upon review, the notification will describe the specific reason or reasons for the adverse determination, refer to the specific Plan provisions on which the benefit determination is based, include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim and include a statement describing the Claimant’s right to bring an action under Section 502(a) of ERISA, and any other required information under applicable Department of Labor Regulations. The claims procedure described above shall be administered in a manner not inconsistent with Section 503 of ERISA and applicable Department of Labor Regulations.
          A Claimant’s compliance with the foregoing claims procedures shall be a mandatory prerequisite to the Claimant’s right to commence any legal action with respect to any claim for benefits under the Plan.

ARTICLE XI
AMENDMENT AND TERMINATION
          The Company reserves the right to amend or terminate the Plan at any time by action of the Board; provided, however, that no such action shall adversely affect any Participant who is receiving supplemental retirement benefits or supplemental disability benefits under the Plan or who has accrued a supplemental retirement benefit under the Plan, unless an equivalent benefit is provided under another plan sponsored by the Company.

ARTICLE XII
MISCELLANEOUS
          12.1 Non-Alienation of Benefits. No benefit under the Plan shall at any time be subject in any manner to alienation or encumbrance. If any Participant shall attempt to, or shall, alienate or in any way encumber his rights or benefits under the Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any time any such benefits would otherwise be received by anyone else or would not be enjoyed by him, his interest in all such benefits shall automatically terminate and the same shall be held or applied to or for the benefit of such person, his spouse, children, or other dependents as the Company may select.
          12.2 Payment of Benefits to Others. If any Participant to whom a benefit is payable under the Plan is unable to care for his affairs because of illness or accident, any payment due (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may be paid to the spouse, parent, brother, sister, adult child, or any other individual deemed by the Company to be maintaining or responsible for the maintenance of such person. Any payment made in accordance with the provisions of this Section 12.2 shall be a complete discharge of any liability of the Plan with respect to the benefit so paid.
          12.3 Plan Non-Contractual. Nothing herein contained shall be construed as a commitment or agreement on the part of any Participant to continue his employment with the Company, and nothing herein contained shall be construed as a commitment on the part of the Company to continue the employment or the annual rate of compensation of any Participant for any period, and all Participants shall remain subject to discharge to the same extent as if the Plan had never been established.
          12.4 Trust. In order to provide a source of payment for its obligations under the Plan, the Company may establish a grantor trust.
          12.5 Interest of a Participant. The obligation of the Company under the Plan to provide a Participant with supplemental retirement benefits or supplemental disability benefits constitutes the unsecured promise of the Company to make payments as provided herein, and no person shall have any interest in, or a lien or prior claim upon, any property of the Company.
          12.6 Claims of Other Persons. The provisions of the Plan shall in no event be construed as giving any person, firm or corporation any legal or equitable right against the Company, its officers, employees, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.
          12.7 Section 409A. Although the Company shall use its best efforts to avoid the imposition of taxation, penalties and/or interest under Section 409A, tax treatment of benefits under the Plan is not warranted or guaranteed. No liability shall attach to the Company, any Affiliate, the Board of Directors of the Company, or any delegate for any tax, penalty, interest or other monetary amounts owed by any Participant, Beneficiary or other person as a result of the accrual or payment of a benefit under the Plan.
          12.8 Severability. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.
          12.9 Governing Law. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.
          Executed at Cleveland, Ohio, this 14th day of August, 2007.

APPLIED INDUSTRIAL TECHNOLOGIES, INC.

By:	/s/ Bill Purser
Bill Purser, President